Exhibit 3

CERTIFICATE OF DESIGNATION

OF

SUPER VOTING PREFERRED STOCK

OF

INFRASTRUCTURE DEVELOPMENTS CORP.

(Pursuant to NRS 78.1955)

(Continued)

1.

Designation  and  Amount.  The  shares  of  such  series  shall  be  designated  as  Super

Voting  Preferred  Stock  and  the  number  of  shares  constituting  such  series  shall  be  Nine  Million

(9,000,000)  with  a  par  value  of  $0.001  per  share.  Such  number  of  shares  may  be  increased  or decreased  from  time-to-time  by  resolution  of  the  Board  of  Directors;  provided,  however,  that such  number  may  not  be  decreased  below  the  number  of  then  currently  outstanding  shares  of

Super Voting Preferred Stock.

2.

Certain  Definitions.  For  the  purposes  of  the  Certificate  of  Designation  which embodies  this  resolution,  unless  the  context  otherwise  requires,  capitalized  terms  used  and  not otherwise  defined  in  such  Certificate  of  Designation  shall  have  the  following  meanings  (with terms defined in the singular having comparable meanings when used in the plural):

“Common  Stock”  shall  mean  the  common  stock  of  the  Company,  par  value  $0.001  per share,  and  any  stock  into  which  such  stock  shall  have  been  converted  or  changed  or  any  stock resulting  from  any  reclassification  of  such  stock  and  all  other  stock  of  any  class  or  classes

(however  designated)  of  the  Company,  the  holders  of  which  shall  have  the  right,  without limitation  as  to  amount,  either  to  all  or  to  a  share  of  the  balance  of  current  dividends  and liquidating  dividends  after  the  payment  of  dividends  and  distributions  on  any  shares  entitled  to preference.

“Company” shall mean Infrastructure Developments Corp., a Nevada corporation.

“Conversion Rate” shall mean the conversion rate set forth in Section 5.

3.

Dividends  and  Distributions.  Until  the  Super  Voting  Preferred  Stock  is  converted into  Common  Stock  of  the  Company  in  accordance  with  Section  5  hereof,  the  holders  of  Super

Voting Preferred Stock shall not be entitled to receive any dividends declared by the Company.

4.

Voting  Rights.  The  holders  of  shares  of  Super  Voting  Preferred  Stock  shall  have the following rights:

Certificate of Designation

Exhibit 3

(a)

Number    of    Votes:    Voting   with    Common    Stock.    Each    holder    of

outstanding  shares  of  Super  Voting  Preferred  Stock  shall  be  entitled  to  Fifty  (50)  votes  for  each

share   of   Super   Voting   Preferred   Stock   held   at   the   record   date   for   the   determination   of

stockholders  entitled  to  vote  at  each  meeting  of  stockholders  of  the  Company  (and  written actions  of  stockholders  in  lieu  of  meetings)  with  respect  to  any  and  all  matters  presented  to  the stockholders  of  the  Company  for  their  action  or  consideration.  Except  as  provided  by  Nevada statutes  or Section  4(b) below),  holders  of  Super  Voting Preferred  Stock shall  vote together  with the holders of Common Stock as a single class.

(b)

Adverse   Effects.   The   Company   shall   not   amend,   alter   or   repeat   the

preferences,  rights,  powers  or  other  terms  of  the  Super  Voting  Preferred  Stock  so  as  to  affect adversely the  Super  Voting Preferred  Stock  or  the  holders  thereof  without  the  written  consent  or affirmative  vote  of  the  holders  of  at  least  a  majority  of  the  outstanding  Super  Voting  Preferred

Stock  given  in  writing  or  by  vote  at  a  meeting,  consenting  or  voting  (as  the  case  may  be)

separately as a class.

5.

Mandatory Conversion.

(a)

Immediately following an increase in the authorized Common Stock of the

Company   beyond   500,000,000   shares,   each   share   of   Super   Voting   Preferred   Stock   then

outstanding  shall  automatically  and  mandatorily  be  converted  into  Fifty  (50)  shares  of  Common

Stock without further action by the holders of Super Voting Preferred Stock or the Company.

(b)

Termination   of   Rights   on   Conversion.   All   shares   of   Super   Voting

Preferred  Stock  mandatorily  converted  as  herein  provided  shall  no  longer  be  deemed  to  be outstanding,  and  all  rights  with  respect  to  such  shares  shall  immediately  cease  and  terminate  on conversion,  except  only  the  right  of  the  holders  thereof  to  receive  shares  of  Common  Stock  in exchange  therefor. Any shares  of  Super  Voting Preferred  Stock so  converted  shall  be  retired  and

cancelled   and   shall   not   be   reissued,   and   the   Company   may   from   time-to-time   take   such

appropriate  action  as  may  be  necessary  to  reduce  the  number  of  shares  of  authorized  Super

Voting Preferred Stock accordingly.

(c)

No  Impairment.  The  Company  will  not,  by  amendment  of  its  Articles  of

Incorporation  or  through  any  reorganization,  transfer  of  assets,  consolidation,  merger,  share exchange,  dissolution,  issue  or  sale  of  securities  or  any  other  voluntary  action,  avoid  or  seek  to avoid  the  observance  or  performance  of  any of  the  terms  to  be  observed  or  performed  hereunder by the  Company,  but  will  at  all  times  in  good  faith  assist  in  the  carrying out  of  all  the  provisions of  this  Section  5  and  in  the  taking of  all  such  action  as  may be  necessary or  appropriate  in  order

to  protect  the  conversion  rights  of  the  holders  of  the    Super  Voting  Preferred  Stock  against

impairment.

Certificate of Designation

Exhibit 3

6.

Liquidation, Dissolution or Winding Up.

(a)

Liquidation Value. Each share of the Super Voting Preferred Stock shall be deemed converted into shares of Common Stock at the Conversion Rate and shall participate pari passu with the Common Stock of the Company in the proceeds available to the Company's shareholders upon the liquidation, dissolution, or winding up the Company.

(b)

Business   Combinations.   Neither   the   consolidation,   merger   or   other

business combination of the Company with or into any other Person or Persons nor the sale of all or  substantially  all  of  the  assets  of  the  Company  shall  be  deemed  to  be  a  liquidation,  dissolution or winding up of the Company for purposes of this Section 6.

7.

Miscellaneous Provisions.

(a)

Closing  of  Books.  The  Company  will  at  no  time  close  its  transfer  books against  the  transfer  of  any  shares  of  Super  Voting  Preferred  Stock  or  of  any  share  of  the

Common  Stock  issued  or  issuable  upon  the  conversion  of  Super  Voting  Preferred  Stock  in  any manner which interfere with the timely conversion of such Super Voting Preferred Stock.

(b)

Headings  of  Subdivisions.  The  headings  of  the  various  Sections  and  other subdivisions  hereof  are  for  convenience  of  reference  only  and  shall  not  affect  the  interpretation of any of the provisions hereof.

(c)

Severability   of   Provisions.   If   any   powers,   preferences   and   relative

participating,   optional   and   other   special   rights   of   the   Super   Voting   Preferred   Stock   and

qualifications,  limitations  and  restrictions  thereon  set  forth  in  the  Certificate  of  Designation embodying  this  resolution  is  invalid,  unlawful  or  incapable  of  being  enforced  by  reason  of  any rule of law or  public policy, all  other  powers, preferences  and  relative participating, optional  and

other   special   rights   of   Super   Voting   Preferred   Stock   and   qualifications,   limitations   and

restrictions  thereon  set  forth  therein  which  can  be  given  effect  without  the  invalid,  unlawful  or unenforceable  powers,  preferences  and  relative  participating,  optional  and  other  special  rights  of

Super   Voting   Preferred   Stock   and   qualifications,   limitations   and   restrictions   thereon   shall,

nevertheless,   remain   in   full   force   and   effect,   and   no   powers,   preferences   and   relative

participating,  optional  or  other  special  rights  of  super  Voting  Preferred  Stock  and  qualifications,

limitations  and  restrictions  thereon  herein  set  forth  shall  be  deemed  dependent  upon  any  other such  powers,  preferences  and  relative  participating,  optional  or  other  special  rights  of  Super

Voting  Preferred  Stock  and  qualifications,  limitations  and  restrictions  thereon  unless  expressed herein.

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Certificate of Designation